                                                                EXHIBIT 10.3(h)

BLUE CROSS AND BLUE SHIELD OF GEORGIA, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(Effective July 1,1996)

CONTENTS

SECTION                                                               PAGE
         ARTICLE I. THE PLAN

   1.1   Establishment of the Plan                                      1
   1.2   Purpose of the Plan                                            1
   1.3   Applicability of the Plan                                      1

         ARTICLE II. DEFINITIONS

   2.1   Actuarial Equivalent                                           2
   2.2   Affiliate                                                      2
   2.3   Beneficiary                                                    2
   2.4   Benefit Commencement Date                                      3
   2.5   Benefit Offset                                                 3
   2.6   Board                                                          3
   2.7   Change in Control                                              3
   2.8   Code                                                           4
   2.9   Committee                                                      4
  2.10   Company                                                        4
  2.11   Disability                                                     5
  2.12   Employee                                                       5
  2.13   Employer                                                       5
  2.14   ERISA                                                          5
  2.15   Good Reason                                                    5
  2.16   Just Cause                                                     5
  2.17   Normal Retirement Date                                         6
  2.18   Participant                                                    6
  2.19   Plan                                                           6
  2.20   Plan Administrator                                             6
  2.21   Plan Year                                                      6
  2.22   Restoration Plan                                               6
  2.23   Retirement Program                                             6

         ARTICLE III. PARTICIPATION

   3.1   Eligibility                                                    7
   3.2   Duration                                                       7

BLUE CROSS AND BLUE SHIELD OF GEORGIA, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(Effective July 1, 1996)

CONTENTS

SECTION                                                               PAGE

         ARTICLE IV. BENEFITS

  4.1    Retirement Benefits                                            8
  4.2    Deferred Retirement Benefits                                   9
  4.3    Form of Payment                                                9
  4.4    Forfeiture                                                    10
  4.5    Vesting Upon Change in Control                                10

         ARTICLE V. PRERETIREMENT DEATH BENEFITS

  5.1    Eligibility                                                   11
  5.2    Amount                                                        11
  5.3    Payment                                                       11

         ARTICLE VI. FINANCING

  6.1    Financing                                                     12
  6.2    No Trust Created                                              12
  6.3    Unsecured Interest                                            12

         ARTICLE VII. ADMINISTRATION

  7.1    Administration                                                13
  7.2    Appeals from Denial of Claims                                 13
  7.3    Tax Withholding                                               14
  7.4    Expenses                                                      15

         ARTICLE VIII. ADOPTION OF THE PLAN BY AFFILIATE;
         AMENDMENT AND TERMINATION OF THE PLAN

  8.1    Adoption of the Plan by Affiliate                             16
  8.2    Amendment and Termination                                     16

BLUE CROSS AND THUS SHIELD OF GEORGIA, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(Effective July 1, 1996)


SECTION                                                               PAGE
         ARTICLE IX. MISCELLANEOUS PROVISIONS
  9.1    No Contract of Employment                                      17
  9.2    Severability                                                   17
  9.3    Applicable Law                                                 17
  9.4    Assignment                                                     17

ARTICLE I. THE PLAN

1.1 ESTABLISHMENT OF THE PLAN

Blue Cross and Blue Shield of Georgia, Inc. (the "Company") hereby establishes this nonqualified retirement plan for eligible employees of the Company and participating Affiliates, effective as of July 1, 1996. This plan shall be known as the Blue Cross and Blue Shield of Georgia, Inc. Supplemental Executive Retirement Plan (the "Plan").


1.2 PURPOSE OF THE PLAN

This Plan is intended to supplement retirement income benefits provided to certain executives under the Non-Contributory Retirement Program for Certain Employees of Blue Cross and Blue Shield of Georgia, Inc.

The Plan is intended to be a plan maintained for the purpose of providing deferred compensation to a "select group of management or highly compensated employees" within the meaning of ERISA section 201(2). Additionally, benefits provided under this Plan shall be paid solely from the general assets of the Company and participating Affiliates. The Plan is intended to be exempt from the participation, vesting, funding and fiduciary requirement of Title I of ERISA.


1.3 APPLICABILITY OF THE PLAN

This Plan applies only to eligible Employees who are in the active employ of the Company or a participating Affiliate on or after July 1, 1996.

ARTICLE II. DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized. The definition of any term in the singular shall also include the plural and any masculine terminology shall be deemed to refer to either a male or female.


2.1 ACTURIAL EQUIVALENT

Actuarial Equivalent means a benefit having the same value as the benefit which it replaces, computed on the same basis as optional payment forms under the Retirement Program.


2.2 AFFILIATE

Affiliate means--
(a) any corporation while it is a member of the same "controlled group" of corporations (within the meaning of Code section 414(b)) as the Company;
(b) any other trade or business (whether or not incorporated) while it is under "common control" (within the meaning of Code section 414(c)) with the Company;
(c) any organization during any period in which it (along with the Company) is a member of an "affiliated service group" (within the meaning of Code section 414(m)); or
(d) any other entity during any period in which it is required to be aggregated with the Company under Code section 414(o).


2.3 BENEFICIARY

Beneficiary means the person or persons designated by the Participant to receive any preretirement death benefits that may become payable on the Participant's behalf under Article V. If a Participant does not designate a Beneficiary, or if the Beneficiary designated by the Participant is not living at the time of the Participant's death, the Beneficiary shall be the Participant's surviving spouse or, if there is no surviving spouse, the Participant's estate.

2.4 BENEFIT COMMENCEMENT DATE

Benefit Commencement Date means the date on which a Participant's benefits shall commence under Article IV. Except as otherwise provided under setion 4.2, a Participant's Benefit Commencement Date shall be the first day of the month next following the Participant's termination from employment on account of retirement or Disability.


2.5 BENEFIT OFFSET

Benefit Offset means the sum of (a) and (b) below, expressed as an Actuarial Equivalent single life annuity commencing on the Participant's Normal Retirement Date, where --
(a) equals the Participant's vested accrued benefit under the Retirement Program; and
(b) equals the Participant's vested accrued benefit under the Restoration Plan and any other nonqualified defined benefit plan sponsored by another Blue Cross/Blue Shield employer that relates to a period of service for which credit is given under this Plan for benefit accrual purposes.


2.6 BOARD

Board means the Company's Board of Directors.


2.7 CHANGE IN CONTROL

Change in Control means --
(a) An acquisition by any Person (as used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934) of Beneficial Ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the securities of the Company that are then outstanding and entitled to vote generally in the election of directors ("Voting Securities Outstanding"); provided, however, that such acquisition of Beneficial Ownership would result in the Person's Beneficially Owning fifty percent (50%) or more of the combined voting power of Voting Securities Outstanding; and provided further, that immediately prior to such acquisition such Person was not a direct or indirect Beneficial Owner of fifty percent (50%) or more of the combined voting power of Voting Securities Outstanding; or
(b) The termination of service as directors, for any reason other than death, disability, or retirement from the Board, during any period of two consecutive years or less, of individuals who at the beginning of such period constituted a majority of the Board, unless the (i) election of or nomination for election of each new director during such period was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period and (ii) at least one-third of the directors in office at the beginning of any such period are still in office at the end of such period; or
(c) The approval by the shareholders of the Company of any merger or consolidation or statutory share exchange as a result of which the Voting Securities Outstanding shall be changed, converted, or exchanged (other than a merger or share exchange with a wholly-subsidiary of the Company) or liquidation of the Company or any sale or disposition of fifty percent (50%) or more of the assets or earning power of the Company; or
(d) The approval by the shareholders of the Company of any merger or consolidation or statutory share exchange to which the Company is a party as a result of which the persons who were shareholders of the Company immediately before the effective date of the merger, consolidation, or statutory share exchange shall have Beneficial Ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of less than fifty percent (50%) of the Voting Securities Outstanding of the surviving corporation following the effective date of such merger, consolidation, or statutory share exchange.
No Change of Control shall occur as a result of any acquisition of Voting Securities Outstanding by any subsidiary of the Company or an employee benefit plan (or related trust) sponsored by the Company or an Affiliate.


2.8 CODE

Code means the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time. A reference to a particular section of the Code shall also be deemed to refer to the regulations under that Code section.


2.9 COMMITTEE

Committee means the Compensation Committee of the Company's Board.


2.10 COMPANY

Company means Blue Cross and Blue Shield of Georgia, Inc. and any successor thereto that agrees to adopt and continue this Plan.

2.11 DISABILITY

Disability means any condition which entitles the Participant to benefits under any long-term disability plan maintained by the Company or an Affiliate.


2.12 EMPLOYEE

Employee means any person who is employed by an Employer.


2.13 EMPLOYER

Employer means the Company and each Affiliate which has adopted this Plan for the benefit of its eligible Employees.


2.14 ERISA

ERISA means the Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time. A reference to a particular section of ERISA shall also be deemed to refer to the regulations under that section.


2.15 GOOD REASON

Good Reason means, without the Participant's written consent, the occurrence after a Change in Control of one of the following:
(a) a reduction in the nature or status of the Participant's responsibilities from those in effect immediately before the Change in Control; or
(b) a reduction by the Company of the Participant's base salary as in effect immediately before the Change in Control.


2.16 JUST CAUSE

Just Cause means--
(a) an act of fraud embezzlement, theft, or other felonious criminal act committed by the Participant;
(b) the Participant's wilful and continued failure to substantially perform his or her duties for the Company; or
(c) the Participant's wilful engaging in conduct that is demonstrably and materially injurious to the Company or its Affiliates.
Just Cause shall exist under subsection (b) or (c) only if the Company first gives the Participant written notice of the conduct that constitutes Just Cause, and the Participant fails to correct such conduct within 10 days of receiving this notice.

2.17 NORMAL RETIREMENT DATE

Normal Retirement Date means the first day of the month coinciding with or next following the Participant's sixty-fifth birthday.


2.18 PARTICIPANT

Participant means an Employee who has met, and continues to meet, the eligibility requirements of section 3.1.


2.19 PLAN

Plan means this Blue Cross and Blue Shield of Georgia, Inc. Supplemental Executive Retirement Plan, as amended from time to time.


2.20 PLAN ADMINISTRATOR

Plan Administrator means the most senior executive of the Company's Human Resources Department.


2.21 PLAN YEAR

Plan Year means initially the period beginning July 1, 1996 and ending December 31, 1996. Thereafter, the Plan Year shall be the calendar year.


2.22 RESTORATION PLAN

Restoration Plan means the Blue Cross and Blue Shield of Georgia, Inc Executive Benefit Restoration Plan, as amended from time to time.

2.23 RETIREMENT PROGRAM

Retirement Program means the Non-Contributory Retirement Program for Certain Employees of Blue Cross and Blue Shield of Georgia, Inc., as amended from time to time.

ARTICLE III. PARTICIPATION


3.1 ELIGIBILITY

To become a Participant in this Plan, an Employee must first be recommended for participation by the Company's Chief Executive Officer. An Employee who is recommended for participation by the Company's Chief Executive Officer shall become a Participant on the later of--
(a) the date on which he or she is designated by the Committee as eligible to participate in the Plan; or
(b) July 1, 1996.
However, an Employee shall not be eligible to participate in this Plan unless he or she is also a participant in the Restoration Plan.


3.2 DURATION

An Employee who becomes a Participant under section 3.1 shall remain an active Participant until the earlier of--
(a) his or her death, retirement, or Disability; or
(b) a declaration by the Committee that he or she is no longer eligible to participate in the Plan (in which case, the amount of a Participant's benefit under section 4.1 (if any) shall be determined as of the effective date of such declaration).
An individual whose active participation is terminated under this section 3.2 shall continue to be an inactive Participant until all benefits to which he or she is entitled to under this Plan have been paid.

ARTICLE IV. BENEFITS


4.1 RETIREMENT BENEFITS

(a) ELIGIBILITY. Except as otherwise provided in section 4.5, a Participant shall be eligible for a retirement benefit under this section 4.1 if the Participant's employment with the Company and its Affiliates ends on account of retirement or Disability after the Participant--
    (1) reaches age 55; and
    (2) earns at least five "Years of Employer Service," as that term is defined in the Retirement Program.
    This normal retirement benefit shall be calculated as a single life annuity commencing on the Participant's Normal Retirement Date.
    However, if the Participant's Benefit Commencement Date precedes his or her Normal Retirement Date, the benefit determined under this section
    4.1 shall be reduced in accordance with subsection (b)(2).
(b) AMOUNT
    (1) IN GENERAL. Subject to paragraph (2) below, a Participant who is eligible for a retirement benefits under subsection (a) shall be entitled to a monthly benefit equal to the difference between (A) and
        (B) where--
        (A) is the benefit the Participant would be entitled to under the Retirement Program as of his or her Normal Retirement Date, calculated assuming that--
           (i) the Participant is credited with two "Years of Plans and Association Service" (as defined in the Retirement Program) for each such year of actual service (with service considered under this Plan capped at 30 years); and
           (ii) the compensation limit in effect under Code section 401(a)(17) and the benefit limit in effect under Code section 415 do not apply; and
        (B) is the Participant's Benefit Offset.
    (2) EARLY COMMENCEMENT. In the case of a Participant whose Benefit Commencement Date precedes his or her Normal Retirement Date, the monthly benefit determined under paragraph (1) shall be reduced by 0.25 percent for each month by which the Benefit Commencement Date precedes the first day of the month coinciding with or next following the Participant's sixty-second birthday.

4.2 DEFERRED RETIREMENT BENEFITS

(a) DELAYED COMMENCEMENT. The Committee, in its sole and absolute discretion, may delay the payment of a retirement benefit payable under section 4.1 beyond the Participant's Benefit Commencement Date. The retirement benefit may be paid as of the first day of any month following the Benefit Commencement Date, as determined by the Committee, but in no event may the Committee delay the payment of benefits beyond the first day of the month next following the Participant's sixty-fifth birthday.
(b) AMOUNT. If a Participant's delayed commencement date under this section 4.2 precedes his or her Normal Retirement Date, the monthly benefit determined under section 4.1 shall be reduced for early commencement as described in section 4.1(b)(2).

4.3 FORM OF PAYMENT

(a) NORMAL FORM OF PAYMENT. Subject to subsection (b), the single life annuity calculated under section 4.1 shall be converted into an Actuarial Equivalent lump sum payment which shall be paid to the Participant as of his or her Benefit Commencement Date (or any later date determined under section 4.2).
(b) OPTIONAL PAYMENT FORMS. In lieu of the normal form of payment described in subsection (a), a Participant may elect to receive his or her benefit under the Plan in any one of the optional forms of payment permitted under the Retirement Program. A Participant's election of an optional form of payment is valid under this subsection (b) only if it is made in a manner prescribed by the Plan Administrator--
    (1) before the Plan Year in which the Participant reaches age 55 and completes five "Years of Employer Service" (as defined in the Retirement Program), in the case of Participant who does not satisfy these vesting requirements before January 1, 1997; or
    (2) at least one year before the Participant's employment with the Company and its Affiliates ends on account of retirement or Disability, in the case of a Participant who satisfies the vesting requirements before January 1, 1997.
An optional payment form elected under this subsection (b) shall be the Actuarial Equivalent of the single life annuity described in section 4.1.

4.4 FORFEITURE

Notwithstanding any provision in this Plan to the contrary, any amounts to which a Participant would be entitled under this Plan shall be forfeited if the Participant terminates his or her employment with an Employer to become an officer, director, employee, partner, agent, consultant, or any other representative of a "competitor."

Whether a Participant has terminated employment with an Employer to work for or represent a competitor shall be determined at the time of such termination by the Committee, in its sole and absolute discretion. For this purpose, a "competitor" shall be any business providing health insurance coverage as an indemnify or managed care provider in competition with the Company in the State of Georgia, as determined by the Committee in its sole and absolute discretion.


4.5 VESTING UPON CHANGE IN CONTROL

Notwithstanding any provision in this Plan to the contrary, a Participant whose employment with the Company and its Affiliates is terminated within one year following a Change in Control for reasons other than death or Disability shall have a fully vested right to receive all benefits accrued under this Plan as of the date of such termination if--
(a) the Company terminated the Participant's employment without Just Cause; or
(b) the Participant terminated his or her employment with the Company for Good Reason.
Any benefits that vest under this section 4.5 shall be paid as of the later of the first day of the month next following the Participant's termination from employment or the first day of the month next following the Participant's fifty-fifth birthday.

ARTICLE V. PRERETIREMENT DEATH BENEFITS

5.1 ELIGIBILITY

(a) GENERAL RULE. If a Participant dies while actively employed, but after reaching age 55 and completing five "Years of Employer Service" (as defined in the Retirement Program), the Participant's Beneficiary shall be entitled to a preretirement death benefit equal to the amount determined under section 5.2.
(b) NO OTHER DEATH BENEFITS. If a Participant dies before reaching age 55 or completing five Years of Employer Service, no preretirement death benefit shall be payable on the Participant's behalf.


5.2 AMOUNT

The death benefit payable to a Participant's Beneficiary under this Article V shall equal the lump sum payment that would have been made to the Participant under Article IV assuming the Participant retired under section 4.1 on the date of his or her death.


5.3 PAYMENT

Payment of the preretirement death benefit under this Article V shall be made to the Participant's Beneficiary in a single lump sum as soon as practicable following the Participant's death.

ARTICLE VI. FINANCING

6.1 FINANCING

The benefits under this Plan shall be paid out of the general assets of the Employers. The benefits shall not be funded in advance of payment in any way.

6.2 NO TRUST CREATED

Nothing contained in this Plan, and no action taken pursuant to the provisions of this Plan, shall create a trust of any kind or a fiduciary relationship between an Employer and any Participant or Participant's spouse.

However, nothing in this Article VI shall be construed to prevent the Company from establishing, in its sole discretion, a "grantor trust" (within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code), with assets (if any) to be used exclusively for the benefit of Participants, Beneficiaries, and the Company's general creditors.


6.3 UNSECURED INTEREST

No Participant shall have any interest whatsoever in any specific asset of the Company or an Affiliate. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of an Employer.

ARTICLE VII.  ADMINISTRATION

7.1  ADMINISTRATION

The Plan shall be administered by the Plan Administrator.

The Plan Administrator shall have all powers necessary or appropriate to carry out the provisions of the Plan. The Plan Administrator may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan's business.

The Plan Administrator shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of eligibility for and amount of any benefit.

The Plan Administrator shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with its administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions by general rule or particular decision, all in its sole and absolute discretion. The Plan Administrator shall also be responsible for complying with statutory reporting and disclosure requirements.

To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Plan Administrator shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

The Plan Administrator shall not be subject to liability with respect to the administration of the Plan.

7.2  APPEALS FROM DENIAL OF CLAIMS

Generally, distribution under this Plan are automatic and no claim for benefits need be filed. However, a Participant or Beneficiary may submit a claim for benefits under the Plan in writing to the Plan Administrator.

If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice of the denial. This notice shall be in writing, within a reasonable period of time after receipt of the claim by the Plan Administrator. This period shall not exceed 90 days after receipt of the claim, except that if special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant, and an additional 90 days will be considered reasonable.

This notice shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:
(a)  the specific reasons for the denial;
(b)  specific reference to the Plan provisions on which the denial is based;
(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why this material or information is necessary;
(d) an explanation that a full and fair review by the Plan Administrator of the decision denying the claim may be requested by the claimant or an authorized representative by filing with the Plan Administrator, within 60 days after the notice has been received, a written request for the review; and
(e) if this request is so filed, an explanation that the claimant or an authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period specified in subsection (d).
The decision of the Plan Administrator upon review shall be made promptly, and not later than 60 days after the Plan Administrator's receipt of the request for review, unless special circumstances require an extension of time for processing. In this case the claimant shall be so notified, and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If the claim is denied, wholly or in part, the claimant shall be given a copy of the decision promptly. The decision shall be in writing, shall include specific reasons for the denial, shall include specific references to the pertinent Plan provisions on which the denial is based, and shall be written in a manner calculated to be understood by the claimant.

7.3  TAX WITHHOLDING

The Company may withhold from any payment under this Plan any federal, state, or local taxes required by law to be withheld with respect to the payment and any sum the Company may reasonably estimate as necessary to cover any taxes for which they may be liable and that may be assessed with regard to the payment.

7.4  EXPENSES

All expenses incurred in the administration of the Plan shall be paid by the Company.

ARTICLE VIII. ADOPTION OF THE PLAN BY AFFILIATE; AMENDMENT AND TERMINATION OF THE PLAN


8.1  ADOPTION OF THE PLAN BY AFFILIATE

An affiliate may adopt the Plan by appropriate action of its board of directors or authorized officers or representatives, subject to the approval of the Board.

8.2  AMENDMENT AND TERMINATION

The Company hereby reserves the right to amend, modify, or terminate the Plan at any time, and for any reason, by action of the Board. However, --
(a) subject to section 4.4, no amendment or termination shall have the effect of reducing the benefits accrued by a Participant prior to the date of the amendment or termination; and
(b) following a Change in Control, the Company shall not have the right to amend Plan provisions relating to the timing or form of distributions under this Plan.

ARTICLE IX.  MISCELLANEOUS PROVISIONS


9.1  NO CONTRACT OF EMPLOYEMENT

Nothing contained in the Plan shall be construed to give any Participant the right to be retained in the service of the Company or its Affiliates or to interfere with the right of the Company or its Affiliates to discharge a Participant at any time.

9.2  SEVERABILITY

If any provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect its remaining parts. The Plan shall be construed and enforced as if it did not contain the illegal or invalid provision.

9.3  APPLICABLE LAW

Except to the extent preempted by applicable federal law, this Plan shall be governed by and construed in accordance with the laws of the state of Georgia.

9.4  ASSIGNMENT

The benefits under the Plan may not be assigned or alienated.

IN WITNESS WHEREOF, the authorized officers of the Company have signed this document and have affixed the corporate seal on December 13, 1996, but effective as of July 1, 1996.



                                             BLUE CROSS AND BLUE SHIELD OF
                                             GEORGIA, INC.




ATTEST:
                                             By /S/ JOSEPH R. RADIGAN
                                               -------------------------------

                                               Its  SENIOR VP HUMAN RESOURCES
                                                  ----------------------------


By  /S/ MITCHELLE D. JOHNSON
  ------------------------------

  Its   SECRETARY                                      (Corporate Seal)
     ---------------------------